Exhibit 3.18
ARTICLES OF ORGANIZATION
Form 400 Revised July 1, 2002
Filing fee: $50.00
Deliver to: Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed

Copies of filed documents may be obtained at www.sos.state.co.us	ABOVE SPACE FOR OFFICE USE ONLY
Pursuant to § 7-80-30, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Organization to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.	The name of the limited liability company is:
SARA LEE DIRECT, LLC

The name of a limited liability company must contain the tern “limited liability company”, “ltd. liability company”,
“limited liability co.”, or “ltd. liability co.” or the abbreviation “LLC” or “L.L.C.” §7-90-601(3)/(c), C.R.S.
2. If known, The principal place of business of the limited liability company is:
450 WEST HANES MILL ROAD, WINSTON SALEM, NC 27105
3. The name, and the business address, of the registered agent for service of process on the limited liability company are:
Name CORPORATION SERVICE COMPANY; Business Address (must be a street or other physical address in Colorado) 1560 BROADWAY, DENVER, COLORADO 80202 ___If mail is undeliverable to this address,
ALSO include a post office box address: ___
4. a. If the management of the limited liability company is vested in managers, mark the box
☒ “The management of the limited liability company is vested in managers rather than members.”
The name(s) and business address(es) of the initial manager(s) is (are):

Name(s)	R. HENRY KLEEMAN	Business Address(es)	3 First National Plaza, Chicago, IL 60602

	HELEN N. KAMINSKI		Three First National Plaza, Chicago, IL 60602

Or
b. If management of the limited liability company is not vested in managers rather than members,
The name(s) and business address(es) of the initial member(s) is (are):

Name(s)	Business Address(es)

5. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:
HELEN N. KAMINSKI, Three First National Plaza, Chicago, IL 60602

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail

Web site

The Colorado Secretary of State may contact the following authorized person regarding this document:

name	Ann M. Spitler	address	Three First National Plaza, Chicago, IL 60602

voice	312-558-8375	fax	312-558-8687	email	ann.spitleresaralee.com

E-Filed
Document processing fee
     If document is filed on paper $125.00
     If document is filed electronically $ 25.00
Fees & forms/cover sheets
     are subject to change.
To file electronically, access instructions
     for this form/cover sheet and other
     information or print copies of files
     documents, visit www.sos.state.co.us
     and select Business Center.

Paper documents must be typewritten or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.)

ID number:		20031397529

1.	Entity name:	SARA LEE DIRECT, LLC

(If changing the name of the limited liability company, indicate name BEFORE the name change)

2.	New Entity name: (if applicable)	HANESBRANDS DIRECT, LLC

3.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, casualty”, “mutual”, or “surety”

4.	Other amendments, if any, are attached.

5.	If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:

(mm/dd/yyyy)

OR

If the limited liability company’s period of duration as amended is perpetual, mark this box: ☒

6.	(Optional) Delayed effective date:

(mm/dd/yyyy)
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	KAMINSKI HELEN

		(Last)	(First)	(Middle)	(Suffix)
C/O SARA LEE CORP.

(Street Name and number or Post Office Box information)
70 W. MADISON ST., STE. 4800 CHICAGO, IL 60602

		(City)	(State)		(Postal/Zip Code)
UNITED STATES

		(Province — if applicable)			(Country — if not US)
(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)
Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.